                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  VaxGen, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                                  VAXGEN, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2000

TO THE STOCKHOLDERS:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of VaxGen, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2000 at 9:00 A.M., local time, in the Pacific Room of the Hitachi Building, 2000 Sierra Point Parkway, Brisbane, California for the following purposes:

     1. To elect directors of the Company.

     2. To increase the number of shares of common stock authorized for issuance under the 1996 Stock Option Plan from a total of 1,750,000 shares to a total of 3,250,000 shares.

     3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the 2000 fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 18, 2000 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          Sincerely,

                                         /s/ ROBERT C. NOWINSKI

                                          Robert C. Nowinski
                                          Chairman of the Board and Chief
                                          Executive Officer

Brisbane, California
April 28, 2000

                                   IMPORTANT
TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                                  VAXGEN, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of VaxGen, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Wednesday, May 31, 2000 at 9:00 A.M., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Pacific Room of the Hitachi Building located at 2000 Sierra Point Parkway, Brisbane, California.

     This Proxy Statement is being mailed on or about May 1, 2000 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on April 18, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one class of common shares outstanding, designated Common Stock. At the Record Date, 13,561,917 shares of the Company's common stock, $0.01 par value, were issued and outstanding and held of record by 703 stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     Stockholders of record at the close of business on April 18, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. The Company had outstanding on the Record Date 13,561,917 shares of Common Stock, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. The presence of holders of a majority of issued and outstanding shares of Common Stock, whether in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions, votes withheld for Director nominees and "broker non-votes" (shares represented at the Annual Meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote such shares and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to matters presented at the Annual Meeting for purposes of determining whether a quorum is present. With respect to the election of Directors, the by-laws of the Company (the "By-Laws") provide that such election shall be determined by a plurality of votes cast; all other questions shall be decided by a majority of votes cast. Shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of the vote for the election of Directors.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Stockholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders must submit the proposal to the Company no later than January 12, 2001. Stockholders who intend to present a proposal at the 2001 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2001 Annual Meeting are required to provide notice of such proposal to the Company no later than March 28, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the year ended December 31, 1999 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all directors and officers timely filed all applicable reports.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of March 31, 2000 by (1) each person, or group of affiliated persons, who is known by the Company to own beneficially more than 5% of the common stock, (2) each of the Company's directors, (3) each of the Company's executive officers and (4) all of the Company's directors and executive officers as a group.

                                                                    BENEFICIAL OWNERSHIP (1)
                                                             ---------------------------------------
                     BENEFICIAL OWNER                        NUMBER OF SHARES    PERCENT OF TOTAL(2)
                     ----------------                        ----------------    -------------------
Vulcan Ventures, Inc.......................................     2,955,992               21.8%
Genentech, Inc.............................................     1,522,354               11.2
Donald P. Francis(3).......................................       637,083                4.7
Robert C. Nowinski(3)......................................       324,166                2.4
Phillip W. Berman(3).......................................       103,750                  *
Stephen C. Francis(3)......................................        44,962                  *
Roberta R. Katz............................................         3,300                  *
Ruth B. Kunath(4)..........................................     2,961,492               21.8
William D. Young...........................................            --                  *
John G. Curd(3)............................................        31,250                  *
Carter A. Lee(3)...........................................        31,875                  *
All executive officers and directors as a group (9
  persons)(3)..............................................     4,137,878               30.1

---------------
(1) Includes shares underlying options or warrants exercisable within 60 days of March 31, 2000. Except as indicated, persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

(2) The percentage of shares of Company common stock shown for each designated person in this column assumes that such person, and no one else, exercises currently outstanding warrants or options.

(3) Includes options under the Company's stock option plans which are currently or by May 30, 2000 will be exercisable for the following number of shares:
    Mr. Donald P. Francis -- 3,750; Mr. Robert C. Nowinski -- 15,000; Mr. Phillip W. Berman -- 103,750; Mr. Stephen C. Francis -- 4,962; Mr. John G. Curd -- 31,250; Mr. Carter A. Lee -- 31,875; and all executive officers and directors as a group -- 190,587.

(4) Ms. Kunath manages the Vulcan Venture Biotechnology Portfolio as an employee of Vulcan Ventures, Inc. Vulcan Ventures, Inc. owns 2,955,992 shares of common stock. Ms. Kunath disclaims any beneficial ownership of Vulcan Ventures shares except to the extent of any pecuniary interest therein. Also includes 5,500 shares of common stock held by a trust, in which Ms. Kunath is trustee. Ms. Kunath disclaims beneficial ownership of the 5,500 shares.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     A Board of seven directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes shall be elected as directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

                                                                                       DIRECTOR
      NAME OF NOMINEE         AGE                 PRINCIPAL OCCUPATION                  SINCE
      ---------------         ---                 --------------------                 --------
Robert C. Nowinski..........  54     Chief Executive Officer of VaxGen                   1995
Donald P. Francis...........  57     President of VaxGen                                 1995
Phillip W. Berman...........  50     Senior Vice President, Research & Development       1997
                                     of VaxGen
Stephen C. Francis..........  59     Vice Chairman of Fischer, Francis, Trees &          1996
                                     Watts
Roberta R. Katz.............  52     Chief Executive Officer of The Technology           1999
                                     Network
Ruth B. Kunath..............  48     Vulcan Venture Biotechnology Portfolio Manager      1999
William D. Young............  55     Chairman of the Board and Chief Executive           1995
                                     Officer of ViroLogic, Inc.

     Robert C. Nowinski, Ph.D. Dr. Nowinski co-founded VaxGen in November 1995 and has served as a director and Chairman of the Board since inception and our Chief Executive Officer since April 1999. In 1991, Dr. Nowinski founded PathoGenesis Corporation, a publicly-held biotechnology company and served as Chairman of the Board until 1995. In 1989, Dr. Nowinski founded ICOS Corporation, a publicly-held biotechnology company, where, from 1989 through 1991, Dr. Nowinski served as Chief Executive Officer and President. In 1981, Dr. Nowinski founded Genetic Systems Corporation, a publicly-held biotechnology company, where, from 1981 to 1985, Dr. Nowinski held various executive positions including Chairman of the Board, Chief Executive Officer, President and Scientific Director. Following the merger of Genetic Systems Corporation with Bristol-Myers Company, from 1988 to 1989, Dr. Nowinski served as Vice-President of New Technology for Bristol-Myers Company at its headquarters in New York. Prior to such time, Dr. Nowinski was a Professor of Microbiology and Immunology at the University of Washington and Head of the Virology Program at the Fred Hutchinson Cancer Research Center in Seattle, Washington. During his academic career, Dr. Nowinski authored over 100 scientific publications. Dr. Nowinski received a B.S. from Beloit College and a Ph.D. in immunology from Cornell University Sloan-Kettering Division.

     Donald P. Francis, M.D., D.Sc. Dr. Francis co-founded VaxGen in November 1995 and has served as our President and as a director since inception. From 1993 to 1995, Dr. Francis directed HIV vaccine clinical research at Genentech. Prior to joining Genentech, Dr. Francis served from 1971 to 1992 in various positions at the Centers for Disease Control. During this period, Dr. Francis established and directed the HIV laboratory for the Centers for Disease Control and served as an Assistant Director, Viral Diseases Program. At that time, he was also a principal investigator in one of the two Phase III clinical trials that led to licensure of the hepatitis B vaccine in the United States. In 1976, Dr. Francis was the lead epidemiologist on the first clinical team to encounter and control Ebola virus. Prior to such time, Dr. Francis had a central role in the World Health Organization's smallpox eradication program, which eradicated smallpox from the world. Dr. Francis received an M.D. from Northwestern University and completed his training in pediatrics at Los Angeles County/USC Medical Center. Dr. Francis received a doctorate in virology from the Harvard School of Public Health. Dr. Francis is the brother of Stephen C. Francis.

     Phillip W. Berman, Ph.D. Dr. Berman has served as our Senior Vice President, Research & Development since April 1999. Dr. Berman served as our Vice President of Research & Development from November 1997 to April 1999, and has served as a director since October 1997. From 1982 to 1997, Dr. Berman served in various capacities with Genentech, including Senior Scientist, Molecular Biology Department, and Staff Scientist, Department of Immunology and also Department of Process Sciences. Since 1984, Dr. Berman has had research responsibilities in Genentech's AIDS Vaccine Project and is an inventor of AIDSVAX(R). Dr. Berman received an A.B. in biology from the University of California, Berkeley, a Ph.D. in biochemistry from Dartmouth College and performed post doctoral research at the Neurobiology Laboratory of the Salk Institute and the Department of Biochemistry and Biophysics at the University of California, San Francisco.

     Stephen C. Francis. Mr. Francis has served as a director since October 1996. Mr. Francis is Vice Chairman of Fischer, Francis, Trees & Watts, Inc., an investment management firm which he co-founded in 1972. Mr. Francis has served on the board of several for profit and not-for-profit organizations. Mr. Francis is a member and former chairman of the Treasury Borrowing Advisory Committee, which advises the United States Treasury, and is a former member of the Stanford University Graduate School of Business Advisory Council. Mr. Francis received an A.B. from Dartmouth College and an M.B.A. from Stanford University. Mr. Francis is the brother of Donald P. Francis.

     Roberta R. Katz. Ms. Katz has served as a director since September 1999. Ms. Katz is the Chief Executive Officer of The Technology Network. Ms. Katz joined Netscape Communications Corporation in May 1995 as Vice President, General Counsel and Secretary. From January 1996 to April 1999, Ms. Katz served as Senior Vice President, General Counsel and Secretary of Netscape, where she was a member of the team that negotiated the Netscape/America Online merger. From March 1993 until joining Netscape, Ms. Katz served as Senior Vice President and General Counsel of McCaw Cellular Communications, where she was a member of the team that negotiated the AT&T/McCaw merger. In addition, from March 1992 until joining Netscape, Ms. Katz served as Senior Vice President and General Counsel of LIN Broadcasting Company, a subsidiary of McCaw. In March 1998, Ms. Katz was named as one of the 50 Most Influential Women Attorneys in America by the National Law Journal. She is an author of Justice Matters: Rescuing the Legal System for the 21st Century. Ms. Katz received a B.A. from Stanford University, a Ph.D. in anthropology from Columbia University and a J.D. from the University of Washington School of Law.

     Ruth B. Kunath. Ms. Kunath has served as a director since September 1999. Ms. Kunath has managed the Vulcan Venture Biotechnology Portfolio, managing public and private biotechnology and emerging healthcare investments since 1992. Prior to her employment at Vulcan Ventures, Ms. Kunath managed Seattle Capital Management equity assets as Senior Portfolio Manager for the healthcare sector of Bank of America Capital Management. Ms. Kunath received a B.A. from DePauw University and is a Certified Financial Analyst.

     William D. Young. Mr. Young has served as a director since November 1995. Mr. Young is the Chairman of the Board and Chief Executive Officer of ViroLogic, Inc. From 1997 to September 1999, Mr. Young served as the Chief Operating Officer of Genentech, where he had been employed since 1980. Mr. Young serves on the board of directors of IDEC Pharmaceuticals and Energy Biosystems Corp. He received a B.S. in chemical engineering from Purdue University and an M.B.A. from Indiana University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held 14 meetings during the Last Fiscal Year and acted once by unanimous written consent. No nominee who was director during the entire fiscal year attended fewer than 75% of the meetings of the Board of Directors and of the committees of the Board on which the director served.

     The Board of Directors has an Audit Committee, Compensation Committee, Executive Committee and a Genentech Contract Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board may create various ad hoc committees for special purposes. No such committee is currently functioning.

     The Audit Committee consists of Mr. Stephen Francis, Ms. Roberta Katz, Ms. Ruth Kunath and Mr. William Young. The Audit Committee makes recommendations to the Board of Directors regarding the selection of the Company's independent auditors, reviews the results and scope of the audit and other services provided by the independent auditors and reviews and evaluates the Company's control functions. The Audit Committee held one meeting during the Last Fiscal Year.

     The Compensation Committee consists of Ms. Roberta Katz, Ms. Ruth Kunath and Mr. William Young. The Compensation Committee reviews and approves the compensation and benefits for our executive officers, administers our stock option plans and makes recommendations to the Board of Directors about compensation matters. The Compensation Committee held one meeting during the Last Fiscal Year.

     The Executive Committee consists of Dr. Robert Nowinski, Dr. Donald Francis and Mr. William Young. The Executive Committee may act on behalf of the Board of Directors on all matters except those concerning filling vacancies on the Board, executive compensation, audits or individual contracts or financial obligations exceeding $3,000,000. The Executive Committee held no meetings during the Last Fiscal Year.

     The Genentech Contract Committee consists of Dr. Robert Nowinski, Dr. Donald Francis, Dr. Phillip Berman, Mr. Stephen Francis, Ms. Roberta Katz and Ms. Ruth Kunath. The Genentech Contract Committee considers matters relating to agreements with Genentech. The Genentech Contract Committee held no meetings during the Last Fiscal Year.

DIRECTOR COMPENSATION

     The Company's non-employee directors currently receive $1,000 per Board meeting attended as cash compensation for their service as members of the Board of Directors, and are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. The Company provides $500 per telephonic meeting. From time to time, certain directors have received grants of options to purchase shares of the Company's common stock pursuant to the 1996 Stock Option Plan and the 1998 Director Option Plan. On April 1, 1999, Stephen Francis received options to purchase 2,105 shares of common stock at a per share exercise price of $9.50. On September 28, 1999, Roberta Katz and Ruth Kunath received options to purchase 20,000 shares of common stock, respectively, at a per share exercise price of $14.50. On November 1, 1999, William Young received an option to purchase 20,000 shares of common stock at a per share exercise price of $10.75. Pursuant to the 1998 Director Option Plan, each non-employee director who is re-elected at the 2000 Annual Meeting will be eligible to receive a nondiscretionary, automatic grant of an option to purchase $20,000 worth of shares of the Company's common stock at an exercise price per share equal to the closing price of one share of the Company's common stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Company's Compensation Committee was, at any time since the Company's formation, an officer or employee of VaxGen. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the VaxGen Board of Directors or Compensation Committee.

VOTE REQUIRED

     The affirmative vote of a plurality of the Votes Cast will be required for the election of directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ROBERT C. NOWINSKI, DONALD P. FRANCIS, PHILLIP W. BERMAN, STEPHEN C. FRANCIS, ROBERTA R. KATZ, RUTH B. KUNATH AND WILLIAM D. YOUNG.

                                PROPOSAL NO. 2:

             APPROVAL OF AN AMENDMENT TO THE 1996 STOCK OPTION PLAN

     In October 1996, the Board adopted the Company's 1996 Stock Option Plan ("Plan"), which was then amended and restated in August 1999.

     In April 2000, the Board amended the Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Plan from a total of 1,750,000 shares to a total of 3,250,000 shares. The Board adopted this amendment in order to ensure that awards under the Plan provided appropriate incentives in order to allow the Company to continue to utilize equity-based incentive compensation to attract and retain the services of key individuals essential to the Company's long-term growth and financial success.

     As of March 31, 2000, options to purchase 1,345,380 shares of the Company's Common Stock were outstanding under the Plan and options covering an aggregate of 142,752 shares had been exercised. Only 261,868 shares of Common Stock (plus any shares that might in the future be returned to the Plan as a result of cancellations of awards) remained available for future grant under the Plan as of March 31, 2000.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required to increase the number of shares of Common Stock authorized for issuance under the Plan from a total of 1,750,000 shares to a total of 3,250,000 shares.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM A TOTAL OF 1,750,000 SHARES TO A TOTAL OF 3,250,000 SHARES.

     The principal features of the Plan are outlined below:

GENERAL

     The Plan provides for the grant of incentive stock options and non-qualified stock options. Incentive stock options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-qualified stock options granted under the Plan are not intended to qualify as incentive stock options under the Code.

PURPOSE

     The purposes of this Plan are to retain the services of employees, non-employee directors and consultants of the Company, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the stockholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to directors, consultants and other persons selected by the Board of Directors. All of the approximately 70 employees, directors and consultants of the Company are eligible to participate in the Plan.

ADMINISTRATION

     The Plan is administered by the Compensation Committee (the "Committee"). The Committee has the power to construe and interpret the Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

ELIGIBILITY

     Incentive stock options may be granted under the Plan only to employees (including officers) of the Company. Employees (including officers), directors, and consultants of the Company are eligible to receive non-qualified stock options.

     No stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan and all other such plans of the Company) may not exceed $100,000.

STOCK SUBJECT TO THE PLAN

     An aggregate of 1,750,000 shares of Common Stock is currently reserved for issuance under the Plan. If awards granted under the Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. The exercise price of non-qualified options may be set by the Committee, but may not be less than 85% of fair market value on the date of the grant. In some cases (see "Eligibility" above), the exercise price of options may not be less than 110% of fair market value. As of March 31, 2000, the closing price of the Company's Common Stock as reported on The Nasdaq Stock Market(R) was $15.50 per share.

     The exercise price of options granted under the Plan must be paid either in cash at the time the option is exercised or at the discretion of the Committee,
(i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Plan may become exercisable in cumulative increments ("vest") as determined by the Committee. However, in no event may the Committee specify a vesting schedule that permits an option to vest at a rate of less than twenty percent (20%) per year. Shares covered by currently outstanding options under the Plan typically vest at the rate of twenty-five percent per year during the participant's employment by, or service as a director or consultant to, the Company (collectively, "service"). Shares covered by options granted in the future under the Plan may be subject to different vesting terms. The Committee has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Plan terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) the option by its terms specifically provides otherwise; or (iv) the Committee extends the exercise period. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

     Restrictions on Transfer. The participant may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise a stock option.

ADJUSTMENT PROVISIONS

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Plan and outstanding awards. In that event, the Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Plan and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the Plan or substitute similar awards for those outstanding under the Plan. If any surviving corporation declines to assume awards outstanding under the Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Committee may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Incentive stock options may be granted only until the tenth anniversary of the Plan's adoption.

     The Committee may also amend the Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Committee if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Committee may submit any other amendment to the Plan for stockholder approval.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss, such gain or loss being determined based on the difference between the net proceeds of the sale and the aggregate exercise price paid for the stock upon exercise of the option.

     Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Non-qualified Stock Options. Non-qualified stock options granted under the Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant of a non-qualified stock option. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

NEW PLAN BENEFITS

     It is not possible to determine at this time the number of shares of Common Stock covered by awards under the Plan that may be granted in the future to any executive officer, director, consultant, employee or group thereof.

                                PROPOSAL NO. 3:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP, independent auditors, to audit the financial statements of the Company for the 2000 fiscal year ending December 31, 2000 and recommends that the stockholders confirm such selection. This firm has audited the Company's financial statements since the Company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of KPMG LLP as the Company's independent auditors for the 2000 fiscal year ending December 31, 2000.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR ENDING DECEMBER 31, 2000.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE OFFICERS

     In addition to Robert C. Nowinski, the Company's Chief Executive Officer; Donald P. Francis, the Company's President; and Phillip W. Berman, the Company's Senior Vice President of Research & Development, whose biographies appear above, the following table sets forth as of March 31, 2000 information concerning the Company's other executive officers:

                  NAME                     AGE                       POSITION
                  ----                     ---                       --------
John G. Curd.............................  54     Senior Vice President, Medical Affairs
Carter A. Lee............................  47     Senior Vice President, Finance & Administration

     John G. Curd, M.D. Dr. Curd has served as our Senior Vice President, Medical Affairs, since April, 1999. From 1991 to April 1999, Dr. Curd held various positions at Genentech, including Director, Immunology/Oncology/Infectious Disease, Senior Director and Head of Clinical Science and Vice President of Clinical Development. From 1978 to 1991, Dr. Curd held several research and clinical positions at The Scripps Clinic, a world-renowned research foundation and medical clinic, including Head, Division of Rheumatology and Vice Chairman, Department of Medicine; and President of Medical Staff of Green Hospital of Scripps Clinic. He received a B.A. from Princeton University and an M.D. from Harvard Medical School.

     Carter A. Lee. Mr. Lee has served as Senior Vice President, Finance & Administration since April 1999. Mr. Lee served as our General Manager from September 1998 to April 1999. From 1991 to 1997, Mr. Lee served as Senior Vice President and Chief Financial Officer of Diefenbach Elkins International, Inc. (now known as FutureBrand), a corporate branding consultancy. From 1990 to 1991, Mr. Lee served as Vice President, Finance & Administration of EDAW, Inc., a worldwide landscape architecture and planning firm. From 1987 to 1990, Mr. Lee served as Vice President and Corporate Controller of Landor Associates, a strategic design consulting firm. Prior to such time, Mr. Lee served in various positions at Coopers & Lybrand. Mr. Lee received a B.A. from the University of California, Berkeley, and an M.B.A. from California State University, Hayward.

COMPENSATION INFORMATION

     Summary Compensation Table. The following table sets forth the compensation paid by VaxGen during the years ended December 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and to the Company's four other most highly compensated executive officers, each of whose aggregate compensation during the Last Fiscal Year exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                            ANNUAL COMPENSATION       SECURITIES
                                                         -------------------------    UNDERLYING
                  NAME AND PRINCIPAL                            SALARY      BONUS      OPTIONS
                       POSITION                          YEAR     ($)      ($)(4)        (#)
                  ------------------                     ----   -------    -------   ------------
Robert Nowinski........................................  1999   300,000          0      60,000
  Chairman and CEO                                       1998   250,000          0           0
                                                         1997   240,000          0           0
Donald Francis.........................................  1999   275,000          0      15,000
  President                                              1998   250,000     75,000           0
                                                         1997   240,000     72,000           0
Phillip Berman.........................................  1999   200,000          0      15,000
  SVP, Research & Development                            1998   175,000     35,000           0
                                                         1997    21,875(1)       0     200,000
John Curd..............................................  1999   150,000(2)       0     125,000
  SVP, Medical Affairs
Carter Lee.............................................  1999   185,000(3)       0     127,500
  SVP, Finance & Administration

---------------
(1) Phillip Berman became an Executive Officer in November 1997.

(2) John Curd became an Executive Officer in April 1999.

(3) Carter Lee became an Executive Officer in April 1999.

(4) The employment contracts of Robert Nowinski, Donald Francis and Phillip Berman provide for a success bonus of 125,000, 125,000 and 75,757 shares of the Company's common stock, respectively, if either the market value of the Company's common stock reaches an average of $28.00 per share over a 30-day period or the Company is acquired in an acquisition that results in a purchase price of at least $28.00 per share. Neither event occurred during the Last Fiscal Year.

     Option Grants in Last Fiscal Year. The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 1999. All such options were awarded under the Company's 1996 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                            VALUE
                                 ---------------------------------------------------     AT ASSUMED ANNUAL
                                                 % OF TOTAL                                  RATES OF
                                   NUMBER OF      OPTIONS     EXERCISE                      STOCK PRICE
                                  SECURITIES     GRANTED TO      OR                        APPRECIATION
                                  UNDERLYING     EMPLOYEES      BASE                    FOR OPTION TERM(4)
                                    OPTIONS          IN         PRICE     EXPIRATION   ---------------------
             NAME                GRANTED(#)(1)    1999(2)     ($/SH)(3)      DATE        5%($)      10%($)
             ----                -------------   ----------   ---------   ----------   ---------   ---------
Robert Nowinski................      60,000          5.8%       9.50       4/22/09       700,800   1,453,200
Donald Francis.................      15,000          1.4%       9.50       4/22/09       175,200     363,300
Phillip Berman.................      15,000          1.4%       9.50       4/22/09       175,200     363,300
John Curd......................     125,000         12.0%       9.50       4/22/09     1,460,000   3,027,500
Carter Lee.....................     127,500         12.3%       9.50       4/22/09     1,489,200   3,088,050

---------------
(1) The options granted vest ratably over four years, beginning one year from the date of grant.

(2) Based on an aggregate of 1,041,184 options granted by VaxGen in the year ended December 31, 1999 to its employees, non-employee directors and consultants, including the Named Executive Officers.

(3) Options were granted at an exercise price equal to the fair market value of the Company's common stock, as determined by the Board of Directors on the date of grant.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Company's common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated by assuming that the fair value of the common stock on the date of grant of $9.50 per share appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth for each of the Named Executive Officers the number of shares of common stock acquired and the dollar value realized upon exercise of options during the year ended December 31, 1999 and the number and value of securities underlying unexercised options held at December 31, 1999:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                              AND YEAR-END VALUES

                                               NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                               AT FISCAL YEAR-END(#)              AT FISCAL YEAR-END($)
                                          -------------------------------     -----------------------------
                  NAME                    EXERCISABLE      UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
                  ----                    ------------     --------------     -----------     -------------
Robert Nowinski.........................          0            60,000                  0          540,000
Donald Francis..........................          0            15,000                  0          135,000
Phillip Berman..........................    100,000           115,000          1,150,000        1,285,000
John Curd...............................          0           125,000                  0        1,125,000
Carter Lee..............................     18,750           108,750            168,750          978,750

---------------
(1) Value of unexercised in-the-money options are based on a value of $18.50 per share, the closing price of the Company's common stock on December 31, 1999. Amounts reflected are based on the value of $18.50 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     Dr. Nowinski's employment agreement provides for a base annual salary of $250,000 through 2002. On April 22, 1999, the Board of Directors approved an increase in Dr. Nowinski's annual salary to $300,000. Dr. Nowinski will receive a success bonus of 125,000 shares of common stock if either the market value of the Company's common stock reaches an average of $28.00 per share over a 30-day period or the Company is acquired in an acquisition that results in a purchase price of at least $28.00 per share. In the event of a change of control or termination prior to the end of the term of his employment agreement, the Company may be required to pay all salary due to Dr. Nowinski. Upon termination of employment, Dr. Nowinski has agreed not to compete with the Company for one year.

     Dr. Francis' employment agreement provides for a base salary of $250,000 through 2002. On April 22, 1999, the Board of Directors approved an increase in Dr. Francis' annual salary to $275,000. Dr. Francis may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. Dr. Francis will also receive a success bonus of 125,000 shares of common stock if either the market value of the Company's common stock reaches an average of $28.00 per share over a 30-day period or the Company is acquired in an acquisition that results in a purchase price of at least $28.00 per share. In the event of a change of control or termination of employment prior to the end of the five-year term, the Company may be required to pay all salary due to Dr Francis. Upon termination of employment, Dr. Francis has agreed not to compete with the Company for one year.

     Dr. Berman's employment agreement provides for a base salary of $175,000 through November 2000. On April 22, 1999, the Board of Directors approved an increase in Dr. Berman's annual salary to $200,000. Dr. Berman may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. Dr. Berman will also receive a success bonus of 75,757 shares of common stock if either the market value of the Company's common stock reaches an average of $28.00 per share over a 30-day period or the Company is acquired in an acquisition that results in a purchase price of at lease $28.00 per share. In the event of a change of control or termination of employment prior to the expiration of the three-year term, the Company may be required to pay Dr. Berman's base salary for twelve months following his termination. Upon termination of employment, Dr. Berman has agreed not to compete with the Company for one year.

     Dr. Curd's employment agreement provides for an annual base salary of $225,000 through May 2003. Dr. Curd may also receive an annual bonus of up to 30% of his base salary and up to 10,000 shares of stock options with an exercise price equal to fair market value, as determined in the discretion of the Board of Directors. The Company has agreed to pay Dr. Curd a bonus of up to $50,000, to be paid over the period of his four-year contract. The Company has also agreed to assume Dr. Curd's loan for $96,822 outstanding with Genentech and accept an interest-free promissory note from Dr. Curd. Dr. Curd agrees to retire the outstanding loan by the termination of this agreement. Dr. Curd has received an option to purchase up to 125,000 shares of common stock that vests over a four-year period. In the event of a change of control, Dr. Curd may receive a one-time bonus of 37,500 shares of common stock. In the event of termination prior to the expiration of the four-year term, the Company may be required to pay Dr. Curd's base salary for twelve months following his termination. Upon termination of employment, Dr. Curd has agreed not to compete with the Company for one year.

     Mr. Lee's employment agreement provides for a base salary of $185,000 through March 2003. Mr. Lee may also receive an annual bonus of up to 20% of his base salary, and 10,000 shares of stock options with an exercise price equal to fair market value, as determined in the discretion of the Board of Directors. Mr. Lee has received an option to purchase up to 125,000 shares of common stock that vests over a four-year period. In the event of a change of control, Mr. Lee may receive a one-time bonus of 37,500 shares of common stock. In the event of termination prior to the expiration of the four-year term, the Company may be required to pay Mr. Lee's base salary for twelve months following his termination. Upon termination of employment, Mr. Lee has agreed not to compete with the Company for one year.

CHANGE IN CONTROL ARRANGEMENTS

     The Company's Board of Directors has approved a plan which provides that in the event of a change in control of VaxGen, the options of each VaxGen employee whose employment is terminated without cause within 24 months of the change in control will become exercisable in full. For this purpose, a change in control includes: (i) a person becoming the beneficial owner of 50% or more of the Company's outstanding voting securities, (ii) certain changes in the composition of the Company's Board of Directors occurring within a two-year period or (iii) a merger or consolidation in which VaxGen stockholders immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity, or its parent.

                              CERTAIN TRANSACTIONS

     The following is a summary of certain related party transactions since which we were or are a party or in which certain of our executive officers, directors or greater than 10% stockholders had or have a direct or indirect material interest. We believe that each of these agreements was made on terms at least as fair to us as could have been obtained from unaffiliated third parties.

     The Company entered into an employment agreement with Dr. John Curd, Senior Vice President, Medical Affairs in May 1999. As part of the agreement, the Company agreed to assume Dr. Curd's loan for $96,822 outstanding with Genentech, Inc. and accept an interest-free promissory note from Dr. Curd. Dr. Curd agrees to retire the outstanding loan by the termination of this agreement.

     The Company completed a private placement of common stock with Vulcan Ventures, Inc. in December 1999. The private placement consisted of 2,173,913 shares of common stock at $11.50 per share, which resulted in proceeds, net of commissions and private placement expenses, to the Company of approximately $24,000,000.

TRANSACTIONS WITH EMPLOYEES

     The Company has entered into indemnification agreements with each of its directors and executive officers.

     All future transactions, including any loans from VaxGen to its officers, directors, principal stockholders or affiliates, will be subject to the approval of a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors and will be on terms no less favorable to VaxGen than could be obtained from unaffiliated third parties.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

     The Compensation Committee reviews and approves the compensation and benefits for our executive offices, administers our stock option plans and makes recommendations to the Board of Directors about compensation matters.

     The goal of the Company's compensation policies is to align executive compensation with business objectives, corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. The Company endeavors to achieve its compensation goals through the implementation of policies that are based on the following principles:

- The Company Pays Competitively For Experienced, Highly-Skilled Executives:

     The Company operates in a competitive and rapidly changing biotechnology industry. Executive base compensation is targeted to slightly above the median salary paid to comparable executives in companies of similar size, geographic region, and with comparable responsibilities. The individual executive's salary is adjusted annually based on individual performance, corporate performance, and the relative compensation of the individual compared to the comparable medians.

- The Company Rewards Executives For Superior Performance:

     The Committee believes that a substantial portion of each executive's compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. To date, a significant portion of bonuses paid to executive officers is in the form of stock option grants.

- The Company Strives to Align Long-Term Stockholder and Executive Interests:

     In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the closing price of one share of the Company's Common Stock on the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Dr. Nowinski's compensation for 1999 was paid pursuant to a contractual arrangement in place prior to the Company's initial public offering. Dr. Nowinski's compensation for 1999 is set forth in the Summary Compensation Table appearing on page 11.

SUMMARY

     The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through scientific and managerial leadership.

                                          Respectfully submitted,

                                          Roberta R. Katz
                                          Ruth B. Kunath
                                          William D. Young

     The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" Or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock from June 30, 1999, the date of the Company's initial public offering, through December 31, 1999 compared with the Nasdaq Stock Market, U.S. Index, and the Hambrecht & Quist Emerging Pharmaceutical Index. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the Company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks.

                               PERFORMANCE GRAPH

                                                         VAXGEN                   NASDAQ STOCK             HAMBREACHT & QUIST
                                                         ------                   MARKET (U.S.)                 EMERGING
                                                                                  -------------              PHARMACEUTICAL
                                                                                                                  INDEX
                                                                                                           ------------------
6/99                                                       100                         100                         100
7/99                                                       152                          99                          97
8/99                                                       131                         102                          99
9/99                                                       113                         102                         100
10/99                                                       88                         110                         103
11/99                                                       93                         121                         106
12/99                                                      142                         148                         114

* $100 invested on 6/30/99 -- including reinvestment of dividends. Fiscal year ending December 31 (the Company's last fiscal year ended December 31, 1999).

     THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board may recommend or as the proxy holders, acting in their sole discretion, may determine.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT AND REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, VAXGEN, INC., 1000 MARINA BOULEVARD, BRISBANE, CALIFORNIA 94005.

                                          THE BOARD OF DIRECTORS

Dated: April 28 2000

                                  VAXGEN, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert C. Nowinski and Donald P. Francis, and each of them acting in the absence of the other, as Proxies, each with the power to appoint his or her substitute, to represent and to vote all shares of Common Stock of VaxGen, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 31, 2000, or at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

             (Continued and to be signed and dated on reverse side)

    SEE                                                                  SEE
  REVERSE                                                              REVERSE
    SIDE                                                                 SIDE

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
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
                                                                                                             Please mark
                                                                                                             your votes as  [X]
                                                                                                             indicted in
                                                                                                             this example.

THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS DESIGNATED BELOW. IF NO SPECIFICATION IS MADE, A VOTE FOR SAID PROPOSAL WILL BE
OFFERED.

                                                                          FOR                               WITHHOLD AUTHORITY
                                                                  all nominees named                            to vote for
1.  Election of Directors                               (except as indicated to the contrary below)         all nominees named
    Nominees:                                                             [ ]                                       [ ]
    Robert C. Nowinski, Donald P. Francis,
    Phillip W. Berman, Stephen C. Francis,
    Roberta R. Katz, Ruth B. Kunath, William D. Young

To withhold authority to vote for any individual nominee, print that nominee's name in the following space:


_________________________________________________________
Other nominations may be made in accordance with the Company's By-Laws dated December 19, 1995, as attended.



2.  To increase the number of shares of common stock                   FOR                    AGAINST                 ABSTAIN
    authorized for issuance under the 1996 stock                       [ ]                      [ ]                     [ ]
    option plan from a total of 1,750,000 shares to a
    total of 3,250,000 shares.

3.  Ratification of appointment of KPMG LLP as                         FOR                    AGAINST                 ABSTAIN
    independent auditors for the 2000 fiscal year.                     [ ]                      [ ]                     [ ]




                                                                       The undersigned hereby revokes any proxy or proxies
                                                                       given for such shares and ratifies all that said Proxies
                                                                       or their substitutes may lawfully do by virtue of this
                                                                       proxy.


                                                                       Dated: May ___, 2000


Print or Type Name                               Print or Type Name and Title of
of Stockholder_________________________________  Representative, if Signed in Representative Capacity_______________________________

Signature______________________________________  Signature, if held jointly_________________________________________________________

Please date, sign and return promptly in the enclosed envelope. This proxy must be received before the stockholder meeting.

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